As filed with the Securities and Exchange Commission on October 31, 2002.
Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	41-0617000
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

SUPERVALU INC.
11840 Valley View Road
Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)

SUPERVALU INC. 2002 Stock Plan
(Full title of the plan)

Warren E. Simpson, Esq.
Senior Corporate Counsel & Assistant Secretary
11840 Valley View Road
Eden Prairie, Minnesota 55344
(Name and address of agent for service)

(952) 828-4000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock ($1.00 par value)	4,000,000 shares	$16.775	$67,100,000	$6,174

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average high and low prices of the Registrant’s Common Stock, as reported on the Consolidated Transaction Reporting System of the New York Stock Exchange on October 25, 2002.

PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which have been filed by SUPERVALU INC. (“SUPERVALU” or the “Company”) with the Securities and Exchange Commission (the “Commission”), are incorporated by reference in this registration statement, as of their respective dates:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended February 23, 2002, as amended by its Annual Report on Form 10-K/A filed July 30, 2002;

(b) (i)   the Company’s Quarterly Report on Form 10-Q for the period ended June 15, 2002;
(ii)	the Company’s Quarterly Report on Form 10-Q for the period ended September 7, 2002;
(iii)	the Company’s Current Reports on Form 8-K filed April 23, 2002, May 15, 2002 and June 26, 2002; and

(c)
the description of the Company’s common stock contained in its registration statement on Form 8-C as filed with the Commission on July 13, 1967, including any amendment or report filed for the purpose of updating such description.

All documents the Company has filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

Not Applicable.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

In accordance with the Delaware General Corporation Law, Article Eighth of SUPERVALU’s Restated Certificate of Incorporation provides that a director shall not be liable to SUPERVALU or its stockholders for monetary damages for a breach of the director’s fiduciary duty except:

•	for any breach of the director’s duty of loyalty to SUPERVALU or its stockholders,
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
•	under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful dividends or unlawful stock repurchases or redemptions,
•	for any transaction for which the director derived an improper personal benefit, or
•	for any act or omission occurring prior to the date when said Article Eighth became effective.

Article IX of SUPERVALU’s bylaws and SUPERVALU’s Directors’ and Officers’ Liability Insurance Policy provide for indemnification of the directors and officers of SUPERVALU against certain liabilities.

Item 7.    Exemption from Registration Claimed.

No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.    Exhibits.

4.1	Restated Certificate of Incorporation of SUPERVALU INC. (Incorporated by reference to Exhibit (3)(1) to SUPERVALU’s Quarterly Report on Form 10-Q for the period ended June 15, 2002)

4.2	Restated Bylaws of SUPERVALU INC. (Incorporated by reference to Exhibit (3) to SUPERVALU’s Quarterly Report for the quarterly period (12 weeks) ended September 12, 1998)

5	Opinion and consent of Warren E. Simpson, Esq.

23.1	Consent of KPMG LLP

23.2	Consent of Warren E. Simpson, Esq. (Included in Exhibit 5)

24	Powers of Attorney

Item 9.    Undertakings.

A.	Post-Effective Amendments.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	Subsequent Documents Incorporated by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Claims for Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on October 31, 2002.

SUPERVALU INC. (Registrant)

By	/s/ JEFFREY NODDLE
Jeffrey Noddle President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JEFFREY NODDLE Jeffrey Noddle	Chairman, President and Chief Executive Officer (principal executive officer); Director	October 31, 2002

/s/ PAMELA K. KNOUS Pamela K. Knous	Executive Vice President, Chief Financial Officer (principal financial and accounting officer)	October 31, 2002

/s/ LAWRENCE A. DEL SANTO* Lawrence A. Del Santo	Director

/s/ SUSAN E. ENGEL* Susan E. Engel	Director

/s/ EDWIN C. GAGE* Edwin C. Gage*	Director

/s/ WILLIAM A. HODDER* William A. Hodder	Director

/s/ GARNETT L. KEITH, JR.* Garnett L. Keith, Jr.	Director

Signature	Title	Date

/s/ RICHARD L. KNOWLTON* Richard L. Knowlton	Director

/s/ CHARLES M. LILLIS* Charles M. Lillis	Director

/s/ HARRIET PERLMUTTER* Harriet Perlmutter	Director

/s/ STEVEN S. ROGERS* Steven S. Rogers*	Director

*	Executed this 31st day of October, 2002, on behalf of the indicated Directors by Warren E. Simpson, duly appointed Attorney-in-Fact.

By:	/s/ WARREN E. SIMPSON
Warren E. Simpson Attorney-in-Fact

The Plan.    Pursuant to the requirements of the Securities Act of 1933, the Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on October 31, 2002.

SUPERVALU INC. 2002 Stock Plan

By:	/s/ RONALD C. TORTELLI
Ronald C. Tortelli Senior Vice President, Human Resources

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of SUPERVALU INC. (Incorporated by reference to Exhibit (3)(1) to SUPERVALU’s Quarterly Report on Form 10-Q for the period ended June 15, 2002)

4.2	Restated Bylaws of SUPERVALU INC. (Incorporated by reference to Exhibit (3) to SUPERVALU’s Quarterly Report for the quarterly period (12 weeks) ended September 12, 1998)

5	Opinion and consent of Warren E. Simpson, Esq.

23.1	Consent of KPMG LLP

23.2	Consent of Warren E. Simpson, Esq. (Included in Exhibit 5)

24	Powers of Attorney